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                                                                  Exhibit 10.16

                       STOP LOSS REINSURANCE AGREEMENT

                                   between

                 ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                           Farmingville, New York

                                     and

                       ALLSTATE LIFE INSURANCE COMPANY
                             Northbrook, Illinois


                                   RECITALS

This Insurance Agreement (hereinafter "Agreement") is made and entered into by and between ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a life insurance company domiciled in the State of New York (hereinafter "ALLSTATE LIFE OF NEW YORK") and ALLSTATE LIFE INSURANCE COMPANY, a life insurance company domiciled in the State of Illinois (hereinafter the "ALLSTATE").

WHEREAS, the ALLSTATE LIFE OF NEW YORK desires to cede to the ALLSTATE, and the ALLSTATE desires to accept on a stop loss basis, 100% of the ALLSTATE LIFE OF NEW YORK's liabilities as set forth in Article III of this Agreement;

NOW THEREFORE, the ALLSTATE LIFE OF NEW YORK and the ALLSTATE mutually agree to reinsure on the terms and conditions stated in this Agreement.


                                  ARTICLE I
                                 DEFINITIONS

1. "Effective Date" shall mean the date and time on which this Agreement takes effect, which shall be December 31, 2001 at 11:59 p.m.

2. "Policy" or Policies" shall mean the policies and contracts described in Exhibit A as being eligible for reinsurance under this Agreement.

3. "Settlement Period" shall mean the period upon which each reinsurance settlement is based.

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                                  ARTICLE II
                      PERIOD OF COVERAGE AND TERMINATION

This agreement shall remain in effect and in force for an indefinite period of time unless and until it is terminated. This agreement may be terminated with respect to the reinsurance of new business by either party giving the other party ninety (90) days prior written notification. Non-payment of premium, as defined in Article IV of this agreement, within ninety (90) days of its due date constitutes a breach of this agreement and will result in termination of the agreement.

                                  ARTICLE III
                              REINSURANCE BENEFIT

The ALLSTATE will pay the ALLSTATE LIFE OF NEW YORK an amount equal to the annually prorated difference between the Actual Investment Yield and the Stop Loss Investment Yield multiplied by the reserve balance, with respect to the ceded Policies in each Settlement Period. This is calculated as the greater of [(b)-(a)]x(c)x(d) and zero (0).

     (a) Actual Investment Yield during the Settlement Period is calculated with respect to the Policies reinsured as the weighted average statutory yield of all assets backing the ceded liabilities plus an IMR adjustment. The weighted average will be determined based on end of Settlement Period statutory book value of assets. The IMR adjustment will equal the calculation year's IMR amortization divided by the end of Settlement Period statutory book value of assets backing the ceded liabilities. The IMR amortization to be used in this adjustment is solely associated with post-effective date additions to IMR from assets backing the ceded liabilities. Assets backing the ceded liabilities are deemed to be those segmented into the ALNYSSB portfolio segment of the ALLSTATE LIFE OF NEW YORK or any renamed successor portfolio covering the ceded liabilities.
     (b) Stop Loss Investment Yield equals the weighted average statutory valuation rate for ceded liabilities. The weighted average will be determined based on end of Settlement Period aggregate reserve balances as shown in Annual Statement Exhibit 8, section B and
         Exhibit 10.
     (c) End of Settlement Period reserve balance as shown in Annual Statement
         Exhibit 8, section B and Exhibit 10.
     (d) Number of days in settlement period / 365

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                                  ARTICLE IV
                                   PREMIUMS

The ALLSTATE LIFE OF NEW YORK shall pay the ALLSTATE a premium at the beginning of each Settlement Period for the stop loss coverage provided in this treaty. This premium will be equal to the product of (a) and (b) and (c)

     (a) Aggregate Reserves with respect to the policies ceded as shown in Annual Statement Exhibit 8, section B and Exhibit 10, as of the end of the previous Settlement Period
     (b) 0.15%
     (c) Number of days in Settlement Period / 365

                                  ARTICLE V
                           SETTLEMENT AND REPORTING

1. While this agreement is in effect, the ALLSTATE LIFE OF NEW YORK shall pay to the ALLSTATE, no less frequently than quarterly, with respect to the eligible Policies, a reinsurance premium as calculated in ARTICLE IV of this Agreement.

2. While this agreement is in effect, the ALLSTATE shall pay to the ALLSTATE LIFE OF NEW YORK, no less frequently than quarterly, with respect to the eligible Policies, a reinsurance benefit as calculated in ARTICLE III of this Agreement.

3. THE ALLSTATE LIFE OF NEW YORK will provide the ALLSTATE with accounting reports within forty-five (45) days following the end of each settlement period. These reports will contain sufficient information about the Policies to enable the ALLSTATE to prepare its quarterly and annual financial reports.

4. Settlements as set out in Article V, Paragraphs 1 and 2 will occur within ninety (90) days following the end of each settlement period.

                                  ARTICLE VI
                              NET RETAINED LINES

This Agreement applies only to that portion of ceded Policies which the ALLSTATE LIFE OF NEW YORK retains net for its own account. In calculating the stop loss benefits and premiums, only amounts retained by the ALLSTATE LIFE OF NEW YORK, excluding this Agreement, shall be included.

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                                  ARTICLE VII
                             STATEMENT REFERENCES

All references in this Agreement are to the 2000 NAIC Statutory General and Separate Account Statements of ALLSTATE LIFE OF NEW YORK, as filed with the New York Insurance Department. Appropriate adjustments will be made for changes, if any, in the NAIC Statutory General and Separate Account Statements on or after the Effective Date.

                                  ARTICLE VIII
                                   OVERSIGHTS

ALLSTATE shall be bound as ALLSTATE LIFE OF NEW YORK is bound, and it is expressly understood and agreed that if failure to reinsure or failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either ALLSTATE LIFE OF NEW YORK or ALLSTATE, both ALLSTATE LIFE OF NEW YORK and ALLSTATE shall be restored to the positions they would have occupied had no such error or oversight occurred.

                                  ARTICLE IX
                            INSPECTION OF RECORDS

ALLSTATE LIFE OF NEW YORK and ALLSTATE shall have the right, at any reasonable time, to examine at the office of the other, any books, documents, reports or records which pertain in any way to the Policies.

                                  ARTICLE X
                                  INSOLVENCY

1. In the event of insolvency of and the appointment of a conservator, liquidator or statutory successor of ALLSTATE LIFE OF NEW YORK, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement shall be payable by ALLSTATE directly to ALLSTATE LIFE OF NEW YORK or to its liquidator, receiver, or statutory successor on the basis of the liability of the ALLSTATE LIFE OF NEW YORK under the contract or contracts reinsured without diminution because of the insolvency of ALLSTATE LIFE OF NEW YORK.

2. Further, in the event of the insolvency of ALLSTATE LIFE OF NEW YORK, the liquidator, receiver or statutory successor of the insolvent ALLSTATE LIFE OF NEW YORK shall give written notice to ALLSTATE of the pendency of an obligation of the insolvent ALLSTATE LIFE OF NEW YORK on any Policy, whereupon ALLSTATE may investigate such claim and interpose at its own expense, in the proceeding where

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    such claim is to be adjudicated, any defense or defenses which it may deem available to ALLSTATE LIFE OF NEW YORK or its liquidator or statutory successor. The expense thus incurred by ALLSTATE shall be chargeable, subject to court approval, against the insolvent ALLSTATE LIFE OF NEW YORK as part of the expenses of liquidation to the extent of a proportionate share of the benefit that may accrue to ALLSTATE LIFE OF NEW YORK solely as a result of the defense undertaken by ALLSTATE.

                                  ARTICLE XI
                                  ARBITRATION

Any dispute arising with respect to this Agreement that is not settled by mutual agreement of the parties shall be referred to arbitration. Within twenty (20) days from receipt of written notice from one party that an arbitrator has been appointed, the other party shall also name an arbitrator. The two arbitrators shall choose a third arbitrator and shall forthwith notify the contracting parties of such choice. Each arbitrator shall be a present or former officer of a life insurance company and should have no present or past affiliation with this Agreement or with either party. The arbitrators shall consider this Agreement as a honorable engagement rather than merely as a legal obligation, and shall be relieved of all judicial formalities. The decision of the arbitrators shall be final and binding upon the parties hereto. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration shall take place at the Home Office of ALLSTATE, unless some other location is mutually agreed upon. The decision of the Arbitrators shall be handed down within 45 days of the date on which the arbitration is concluded.

                                  ARTICLE XII
                              PARTIES TO AGREEMENT

This Agreement is solely between ALLSTATE LIFE OF NEW YORK and ALLSTATE. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between ALLSTATE and any party in interest under any contract of ALLSTATE LIFE OF NEW YORK reinsured hereunder. ALLSTATE LIFE OF NEW YORK shall be and remain solely liable to any insured, contract owner, or beneficiary under any contract reinsured hereunder.

                                  ARTICLE XIII
                                     OFFSET

All monies due ALLSTATE LIFE OF NEW YORK or ALLSTATE under this Agreement shall be offset against each other dollar for dollar.

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                                  ARTICLE XIV
                                ENTIRE AGREEMENT

This Reinsurance Agreement, together with all amendments thereto, constitutes the entire agreement between ALLSTATE and ALLSTATE LIFE OF NEW YORK with respect to the subject mater hereof, and there are no written or oral understandings, agreements, conditions, or qualifications to the terms and conditions of this Reinsurance Agreement which are not fully expressed herein.

IN WITNESS HEREOF, the parties to this Agreement have caused it to be duly executed in duplicate by their respective officers on the dates shown below.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By /s/ STEVEN E. SHEBIK
  ----------------------------
       Steven E. Shebik

Title  Vice President
     -------------------------

Date   8-5-02
     -------------------------

ALLSTATE LIFE INSURANCE COMPANY

By /s/ SAMUEL H. PILCH
  ----------------------------
       Samuel H. Pilch

Title  Group V.P. & Controller
     -------------------------
       Group V.P. & Controller

Date   8/13/02
     -------------------------

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                                  EXHIBIT A
                               COVERED POLICIES

This Agreement covers all Structured Settlement Annuity contracts in force in ALLSTATE LIFE OF NEW YORK on the Effective Date of this Agreement, all Structured Settlement Annuity contracts issued directly by ALLSTATE LIFE OF NEW YORK after the Effective Date, and all Structured Settlement Annuity contract reinsurance accepted by ALLSTATE LIFE OF NEW YORK before and after the Effective Date.